SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 24, 2001


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-19278                    13-3357370
(State or other             (Commission file Number)    (IRS Identification No.)
jurisdiction of
incorporation)


            51 James Way, Eatontown, New Jersey         07724
         (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code     (732) 542-2800



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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                              Item 5. Other Events


At the Annual TechVest Conference, Osteotech, Inc. will announce that it expects to begin limited commercialization of its revolutionary new-patented plexus technology at the end of 2001. Utilizing this technology, bone tissue is reduced to particulate and reassembled together at the molecular level into virtually any shape or size. The plexus technology is designed to maximize the utilization of donated human tissue and to increase the yield of bio-implants.

Certain statements made herein that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate successs of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2000 and the Form 10-Q for the first two quarters 2001) filed with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 25, 2001

                                              OSTEOTECH, INC.
                                   -------------------------------------
                                               (Registrant)


                                   By: /s/ Michael J. Jeffries
                                       ---------------------------------
                                       MICHAEL J. JEFFRIES
                                       Executive Vice President,
                                       Chief Financial Officer
                                       (Principal Financial Officer
                                       and Principal Accounting Officer)